Exhibit 3.1

SECOND AMENDED AND RESTATED BY-LAWS

OF

ARAMARK

ARTICLE I

OFFICES

1.    REGISTERED OFFICE. The registered office of the Corporation shall be established and maintained at the office of The Corporation Trust Company at 1209 Orange Street in the City of Wilmington, in the County of New Castle, in the State of Delaware, and said corporation shall be the registered agent of this Corporation, unless otherwise established by the Board of Directors and a certificate certifying the change is filed in the manner provided by statute.

2.    OTHER OFFICES. The Corporation may also have offices in the City of Philadelphia, Commonwealth of Pennsylvania, and also offices at such other place or places as the Board of Directors may from time to time appoint or as the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

1.    PLACE OF MEETINGS. All meetings of the stockholders shall be held in the offices of the Corporation in Philadelphia, Pennsylvania, or at such other place as shall be determined by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. The Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication as described in Section 11 of Article II of these By-laws in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”).

2.    ANNUAL MEETING. An annual meeting of the stockholders, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix.

Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders pursuant to the Corporation’s notice of meeting (or any supplement thereto) delivered pursuant to Section 4 of Article II of these By-laws, (a) pursuant to the Corporation’s proxy materials, (b) by or at the direction of the Board of Directors or any authorized committee thereof or (c) by any stockholder of record of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and (1) who has complied with the notice procedures set forth in this section, or

(2) complied with the requirements of Section 13 of Article II of these By-laws. For the avoidance of doubt, the foregoing clause (c) shall be the exclusive means for a stockholder to make nominations or propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)) at an annual meeting of the stockholders.

For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the foregoing paragraph, (1) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (2) such business must be a proper matter for stockholder action, including under the General Corporation Law of the State of Delaware, (3) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in subclause (c)(iv) of this paragraph, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice and (4) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this section. To be timely, a stockholder’s notice shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not less than ninety (90) nor more than one hundred twenty (120) days in advance of the first anniversary of the preceding year’s annual meeting (the “Anniversary”); provided, however, subject to the following sentence, that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the Anniversary, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the ninetieth (90th) day prior to such annual meeting or (ii) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment or postponement of an annual meeting for which notice has been given commence a new time period (or extend any time period) for the giving of a stockholder’s notice. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors or is otherwise required, in each case, pursuant to Section 14(a) under the Exchange Act and the rules and regulations promulgated thereunder, and such person’s written consent to being named in the proxy statement and to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these By-laws, the language of the proposed amendment), reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the Corporation that are owned, directly or indirectly, beneficially and of record by such stockholder and such beneficial owner, (iii) in the case of the stockholder giving the notice, a representation that the stockholder is a holder of record of the stock of the Corporation at the time of the giving of the notice, will be entitled to vote at such meeting and will appear in person or by proxy at the meeting to propose such business or nomination, (iv) a representation whether or not the stockholder or the beneficial owner, if any, will or is part of a group which will (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required under applicable law to approve or adopt the proposal or, in the case of nominations, reasonably believed by such stockholder or beneficial owner to elect the nominee and/or (y) otherwise solicit proxies or votes from stockholders in support of such proposal or nomination (in each case, a “Solicitation Notice”), (v) a certification regarding whether such stockholder and beneficial owner, if any, have complied with all applicable federal, state and other legal requirements in connection with the stockholder’s and/or beneficial owner’s acquisition of shares of capital stock or other securities of the Corporation and/or the stockholder’s and/or beneficial owner’s acts or omissions as a stockholder of the Corporation and (vi) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; (d) a description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the Corporation between or among the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made, any of their respective affiliates or associates and/or any others acting in concert with any of the foregoing (collectively, “proponent persons”); and (e) a description of any agreement, arrangement or understanding (including without limitation any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell, swap or other instrument) to which any proponent person is a party, the intent or effect of which may be (i) to transfer to or from any proponent person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, (ii) to increase or decrease the voting power of any proponent person with respect to shares of any class or series of stock of the Corporation and/or (iii) to provide any proponent person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation. A stockholder providing notice of a proposed nomination for election to the Board of Directors or other business proposed to be brought before a meeting (whether given pursuant to this Section 2 or Section 3 of Article II of these By-laws) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for determining the stockholders entitled to notice of the meeting and (y) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof, provided that if the record date for determining the stockholders entitled to vote at the meeting is less than fifteen (15) days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date. Any such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) days after the record date for determining the stockholders entitled to notice of the meeting (in the case of any update and supplement required to be made as of the record date for determining the stockholders entitled to notice of the meeting), not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof) and not later than five (5) days after the record date for determining the stockholders entitled to vote at the meeting, but no later than the date prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of a date less than fifteen (15) days prior the date of the meeting or any adjournment or postponement thereof). The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and to determine the independence of such director under the Exchange Act and rules and regulations thereunder and applicable stock exchange rules.

Notwithstanding anything in these By-laws to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least one hundred (100) days prior to the Anniversary, a stockholder’s notice required by this By-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

Only persons nominated in accordance with the procedures set forth in this Section 2 or Section 3 or by or at the direction of the Board of Directors shall be eligible to serve as directors and such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section or Section 3. The chair of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these By-laws and, if any proposed nomination or business is not in compliance with these By-laws, to declare that such defective proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded. Notwithstanding anything herein to the contrary, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2 of Article II, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

For purposes of these By-laws, “public announcement” shall mean disclosure (a) in a press release released by the Corporation, provided such press release is released by the Corporation following its customary procedures, is reported by the Dow Jones News Service, Associated Press or a comparable national news service, or is generally available on internet news sites, or (b) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

Notwithstanding the foregoing provisions of this Section 2, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2. Nothing in this Section 2 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

3.    SPECIAL MEETINGS. Special meetings of the stockholders may only be called in the manner provided in the Corporation’s certificate of incorporation as then in effect (as the same may be amended from time to time, the “Certificate of Incorporation”) and may be held either within or without the State of Delaware. The Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors or the Chairman of the Board of Directors; provided, however, that with respect to any special meeting of stockholders previously scheduled by the Board of Directors or the Chairman of the Board of Directors at the request of the Corporation’s stockholders to the extent permitted by, and in accordance with, the Certificate of Incorporation, the Board of Directors shall not postpone, reschedule or cancel such special meeting. Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by a majority of the Whole Board. For purposes of these By-laws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. Such meetings shall be held at the place, on the date and at the time as they or he shall fix. Business transacted at all special meetings shall be confined to the purpose or purposes stated in the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or any committee thereof or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of record of the Corporation who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation as provided for in this paragraph, who shall be entitled to vote at the meeting and who delivers a written notice to the Secretary setting forth the information required in connection with nominations for annual meetings pursuant to Section 2 of this Article II. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in the election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting if the stockholder’s notice required by the preceding sentence shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

Notwithstanding the foregoing provisions of this Section 3, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 3.

4.    NOTICE OF MEETINGS. Notice of the place, if any, date, and time of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder of record entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation). When a meeting is adjourned to another place, date or time, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and to vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed present and to vote at such adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof, unless the Board of Directors shall fix a new record date for the adjourned meeting pursuant to these By-laws.

5.    QUORUM. Except to the extent that the presence of a larger number may be required by law, the Certificate of Incorporation or the rules of any stock exchange upon which the Corporation’s securities are listed, the presence, in person or by proxy, of the holders of record of a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereat shall constitute a quorum at all meetings of the stockholders, and every reference in these By-laws to a majority or other proportion of shares or stock (or the holders thereof) for the purposes of determining any quorum requirement or any requirement for stockholder consent or approval shall be deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such shares or capital stock. Once a quorum is present to organize a meeting, it shall not be broken by the subsequent withdrawal of any stockholders.

If a quorum shall fail to attend any meeting, the chairman of the meeting or, if the chairman of the meeting so elects, the holders of a majority of the voting power of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, if any, date, or time.

6.    ORGANIZATION. The Chairman of the Board of Directors, if one is elected, or in his or her absence or disability the Vice Chairman of the Board of Directors, if one is elected, or in the absence or disability of both the Chairman and Vice Chairman of the Board of Directors, such person as the Board of Directors may have designated or, in the absence of, or upon the failure so to delegate such a person, the Chief Executive Officer of the Corporation, shall call to order any meeting of the stockholders and act as chairman of the meeting. The Secretary of the Corporation shall act as Secretary of all meetings of the stockholders. In the absence or disability of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman or the Chief Executive Officer appoints.

7.    CONDUCT OF BUSINESS. Except as otherwise required by law, the Certificate of Incorporation or these By-laws, the chairman of the meeting shall, in addition to making any other determination that may be appropriate for the conduct of the meeting, have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these By-laws and, if any proposed nomination or business is not in compliance with these By-laws, to declare that such defective proposal or nomination shall be disregarded. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants and on stockholder approvals. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meeting of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

8.    PROXIES AND VOTING. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting and bearing a date not more than three (3) years prior to said meeting, unless said instrument provides for a longer period. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Each stockholder shall be entitled to vote, in accordance with the provisions of the Certificate of Incorporation relating to shares of stock, the shares of stock registered in his name on the record date for the meeting, except as otherwise provided herein or required by law. Unless required by the Certificate of Incorporation or applicable law, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. Every vote taken by ballots shall be counted by an inspector or inspectors appointed as provided herein.

At every meeting of stockholders duly called and held at which a quorum is present, unless the question is one upon which, by express provision of applicable law, of the rules or regulations of any stock exchange applicable to the Corporation, of any regulation applicable to the Corporation or its securities, of the Certificate of Incorporation or of these By-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question or election, (i) in all matters other than the election of directors, the vote of the holders of a majority of the voting power represented in person or by proxy at the meeting and entitled to vote on the matter, (ii) in the case of an uncontested election of directors, a majority of the votes cast at the meeting upon the election (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee, with “abstentions” and “broker non votes” not counting as a vote cast either “for” or “against” that nominee’s election); and (iii) in the case of a “contested” election of directors, a plurality of the votes cast at the meeting upon the election, by the holders who are present in person or by proxy and entitled to vote on the matter, shall be necessary to decide the question or election. If the number of shares voted “against” a director exceeds the number of shares voted “for” such director, such director shall promptly tender his or her resignation to the Board of Directors and the Board of Directors shall decide, through a process managed by the Nominating and Corporate Governance Committee (or equivalent) and excluding the director in question, whether to accept the resignation. The Board’s decision shall be promptly disclosed in a Current Report on Form 8-K or other appropriate form filed with the Securities and Exchange Commission. The decision of the Board of Directors and such disclosure shall be completed within ninety (90) days from the date of certification of the election results. An election of directors is a “contested” election if: (i) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for Director set forth herein; and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders. To be eligible for election as a director of the Corporation, each nominee (including incumbent directors and nominees proposed by stockholders in accordance with Article II, Section 2) must agree in writing in advance to comply with the requirements of this Article II, Section 8. Shares represented by a limited proxy (i.e., a proxy that by its terms, withholds authority or does not empower the holder to vote on the matter) will not be considered as part of the voting power present and entitled to vote with respect to that matter for determining whether the matter has a majority (or other required percentage) approval of the voting power present and entitled to vote on the matter. Abstentions (whether in person or by proxy) are counted as voting power present and entitled to vote on any proposal to which they relate.

9.    STOCK LIST. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in his name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting, (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date) (a) on a reasonably accessible electronic network; provided that the information required to gain access to such list is provided with the notice of meeting or (b) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

If the meeting is to be held at a place, the stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, this list shall presumptively determine the identity of the stockholders entitled to examine the list of stockholders required by this Section or entitled to vote at the meeting and the number of shares held by each of them.

10.    CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote only to the extent permitted by and in the manner provided in the Certificate of Incorporation and in accordance with applicable law.

11.    REMOTE COMMUNICATION. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

(a)    participate in a meeting of stockholders; and

(b)    be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided, that

(i)    the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder;

(ii)    the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and

(iii)    if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

12.    INSPECTORS OF ELECTION. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

13.    INCLUSION OF STOCKHOLDER DIRECTOR NOMINATIONS IN THE CORPORATION’S PROXY MATERIALS. (a) Subject to the terms and conditions set forth in these By-laws, the Corporation shall include in its proxy materials for an annual general meeting of stockholders the name, together with the Required Information (as defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by a stockholder or group of stockholders that satisfy the requirements of this Section 13 and that expressly elects at the time of providing the written notice required by this Section 13 (a “Proxy Access Notice”) to have its nominee included in the Corporation’s proxy material pursuant to this Section 13. For the purposes of this Section 13:

(i)    “Voting Stock” shall mean outstanding shares of capital stock of the Corporation entitled to vote generally for the election of directors;

(ii)    “Constituent Holder” shall mean any stockholder, collective investment fund included within a Qualifying Fund (as defined in paragraph (e) below) or beneficial holder whose stock ownership is counted for the purposes of qualifying as an Eligible Stockholder (as defined in paragraph (e) below);

(iii)    “affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Securities Act of 1933, as amended (such act, and the rules and regulations promulgated thereunder, the “Securities Act”); provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership; and

(iv)    a stockholder (including any Constituent Holder) shall be deemed to “own” only those outstanding shares of Voting Stock as to which the stockholder (or such Constituent Holder) possesses both (a) the full voting and investment rights pertaining to the shares and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with the foregoing clauses (a) and (b) shall be deemed not to include (and, to the extent any of the following arrangements have been entered into by affiliates of the stockholder (or of any Constituent Holder), shall be reduced by) any shares (x) sold by such stockholder or Constituent Holder (or any of either’s affiliates) in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such stockholder or Constituent Holder (or any of either’s affiliates) for any purposes or purchased by such stockholder or Constituent Holder (or any of either’s affiliates) pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by or effecting such stockholder or Constituent Holder (or any of either’s affiliates), whether any such instrument or agreement is to be settled with shares, cash or other consideration, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of (i) reducing in any manner, presently or in the future, the full voting and investment rights pertaining to such shares, and/or (ii) hedging, offsetting or altering to any degree the full economic interest in (including the opportunity for profit and risk of loss on) such shares. A stockholder (including any Constituent Holder) shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder (or such Constituent Holder) retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. A stockholder’s (including any Constituent Holder’s) ownership of shares shall be deemed to continue during any period in which such person has (i) loaned such shares, provided that such stockholder has the power to recall such loaned shares on not more than five (5) business days’ notice and includes in its Proxy Access Notice an agreement that it (A) will promptly recall such loaned shares upon being notified that any of its Stockholder Nominees will be included in the Corporation’s proxy materials and (B) will continue to hold such recalled shares through the date of the annual meeting or (ii) delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement which in all such cases is revocable at any time by the stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.

(b)    For purposes of this Section 13, the “Required Information” that the Corporation will include in its proxy statement is (1) the information concerning the Stockholder Nominee and the Eligible Stockholder that the Corporation determines is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act; and (2) if the Eligible Stockholder so elects, a Statement (as defined in paragraph (g) below). The Corporation shall also include the name of the Stockholder Nominee in its proxy card. For the avoidance of doubt, and any other provision of these By-laws notwithstanding, the Corporation may in its sole discretion solicit against, and include in the proxy statement its own statements or other information relating to, any Eligible Stockholder and/or Stockholder Nominee.

(c)    To be timely, a stockholder’s Proxy Access Notice, together with all related materials provided for herein, must be delivered to the principal executive offices of the Corporation within the time periods applicable to stockholder notices of nominations pursuant to paragraph Section 2 of this Article II. In no event shall any adjournment or postponement of an annual general meeting, the date of which has been announced by the Corporation, commence a new time period for the giving of a Proxy Access Notice.

(d)    The number of Stockholder Nominees (which shall include Stockholder Nominees that were submitted by all Eligible Stockholders for inclusion in the Corporation’s proxy materials pursuant to this Section 13 but either (x) are subsequently withdrawn (or withdraw) or (y) the Board of Directors decides to nominate as Board of Directors’ nominees) appearing in the Corporation’s proxy materials with respect to an annual general meeting of stockholders shall not exceed the greater of (x) two (2) and (y) the largest whole number that does not exceed twenty percent (20%) of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered in accordance with the procedures set forth in this Section 13 (such greater number, the “Permitted Number”); provided, however, that the Permitted Number shall be reduced by:

(i)    the number of directors in office that will be included in the Corporation’s proxy materials with respect to such annual general meeting for whom access to the Corporation’s proxy materials was previously provided pursuant to this Section 13, other than any such director who at the time of such annual general meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two (2) successive annual terms; and

(ii)    the number of directors in office or director candidates that in either case will be included in the Corporation’s proxy materials with respect to such annual general meeting as an unopposed (by the Corporation) nominee pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of Voting Stock, by such stockholder or group of stockholders, directly from the Corporation), other than any such director referred to in this clause (ii) who at the time of such annual general meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two (2) successive annual terms;

provided, further, that in the event the Board of Directors resolves to reduce the size of the Board of Directors effective on or prior to the date of the annual general meeting, the Permitted Number shall be calculated based on the number of directors in office as so reduced. An Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy statement pursuant to this paragraph (d) shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy statement and include such specified rank in its Proxy Access Notice. If the number of Stockholder Nominees pursuant to this paragraph (d) for an annual general meeting of stockholders exceeds the Permitted Number, then the highest ranking qualifying Stockholder Nominee from each Eligible Stockholder will be selected by the Corporation for inclusion in the proxy statement until the Permitted Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Eligible Stockholder’s Proxy Access Notice. If the Permitted Number is not reached after the highest ranking Stockholder Nominee from each Eligible Stockholder has been selected, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

Notwithstanding anything to the contrary contained in this Section 13, the Corporation shall not be required to include any Stockholder Nominees in its proxy materials pursuant to this Section 13 for any meeting of stockholder for which the Secretary of the Corporation receives notice (whether or not subsequently withdrawn) that a stockholder intends to nominate one or more persons for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees set forth in Section 2 of Article II of the By-laws.

(e)    An “Eligible Stockholder” is one or more Stockholders of record who own and have owned, or are acting on behalf of one or more beneficial owners who own and have owned, in each case continuously for at least three (3) years as of both the date that the Proxy Access Notice is received by the Corporation pursuant to this Section 13, and as of the record date for determining stockholders eligible to vote at the annual general meeting, at least three percent (3%) of the aggregate voting power of the Voting Stock (the “Proxy Access Request Required Shares”), and who continue to own the Proxy Access Request Required Shares at all times between the date such Proxy Access Notice is received by the Corporation and the date of the applicable annual general meeting, provided that the aggregate number of stockholders (and, if and to the extent that a stockholder is acting on behalf of one or more beneficial owners, of such beneficial owners) whose stock ownership is counted for the purpose of satisfying the foregoing ownership requirement shall not exceed twenty (20).

Two or more collective investment funds that are (I) part of the same family of funds or sponsored by the same adviser or (II) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940 (a “Qualifying Fund”) shall be treated as one stockholder for the purpose of determining the aggregate number of stockholders in this paragraph (e). For the avoidance of doubt, each fund included within a Qualifying Fund must meet the requirements set forth in this Section 13, including by providing the required information and materials.

No share may be attributed to more than one group constituting an Eligible Stockholder under this Section 13. For the avoidance of doubt, no stockholder may be a member of more than one group constituting an Eligible Stockholder.

A record holder acting on behalf of one or more beneficial owners will not be counted separately as a stockholder with respect to the shares owned by such beneficial owner(s). Each such beneficial owner will be counted separately as a stockholder with respect to the shares owned by such beneficial owner, subject to the other provisions of this paragraph (e).

For the avoidance of doubt, Proxy Access Request Required Shares will qualify as such only if the beneficial owner of such shares as of the date of the Proxy Access Notice has individually beneficially owned such shares continuously for the three-year (3-year) period ending on that date and through the other applicable dates referred to above (in addition to the other applicable requirements being met).

(f)    On the date on which an Eligible Stockholder delivers a nomination pursuant to this Section 13, such Eligible Stockholder (including each Constituent Holder) must provide the following information in writing to the Secretary of the Corporation with respect to such Eligible Stockholder (and each Constituent Holder):

(i)    the name and address of, and number of shares of Voting Stock owned by, such person;

(ii)    one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year (3-year) holding period) verifying that, as of a date within seven (7) calendar days prior to the date the Proxy Access Notice is delivered to the Corporation, such person owns, and has owned continuously for the preceding three (3) years in the manner required by paragraph (a)(iv) above, the Proxy Access Request Required Shares, and such person’s agreement to provide:

(A)    within ten (10) days after the record date for the annual general meeting, written statements from the record holder and intermediaries verifying such person’s continuous ownership of the Proxy Access Request Required Shares through the record date, together with any additional information reasonably requested by the Corporation to verify such person’s ownership of the Proxy Access Request Required Shares; and

(B)    immediate notice to the Corporation if the Eligible Stockholder ceases to own in the manner required by paragraph (a)(iv) above any of the Proxy Access Request Required Shares prior to the date of the applicable annual general meeting of stockholder for any reason;

(iii)    the information that would be required to be submitted pursuant to Section 2 of this Article II for director nominations;

(iv)    a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among the Eligible Stockholder (including any Constituent Holder) and its or their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each of such Eligible Stockholder’s Stockholder Nominees, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K of the Securities and Exchange Commission if the Eligible Stockholder (including any Constituent Holder), or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the Stockholder Nominee or any affiliate or associate thereof or person acting in concert therewith were a director or executive officer of such registrant;

(v)    a representation that the Eligible Stockholder (and each Constituent Holder):

(A)    acquired the Proxy Access Request Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have any such intent;

(B)    has not nominated and will not nominate for election to the Board of Directors at the annual general meeting any person other than the Stockholder Nominees being nominated pursuant to this Section 13;

(C)    has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual general meeting other than its Stockholder Nominees or a nominee of the Board of Directors;

(D)    will not distribute to any stockholder any form of proxy for the annual general meeting other than the form distributed by the Corporation; and

(E)    will provide facts, statements and other information in all communications with the Corporation and its stockholders that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and will otherwise comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Section 13 (and the other provisions of this Article II to the extent related to this Section 13);

(F)    in the case of a nomination by a group of stockholders that together is such an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and

(G)    an undertaking that the Eligible Stockholder (and each Constituent Holder) agrees to:

(1)    assume all liability stemming from, and indemnify and hold harmless the Corporation and each of its directors, officers, and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any legal or regulatory violation arising out of the communications of the Eligible Stockholder (and any Constituent Holder) with the stockholders of the Corporation or out of the information that the Eligible Stockholder (and any Constituent Holder) provided to the Corporation in connection with the nomination of the Stockholder Nominee(s) or efforts to elect the Stockholder Nominee(s); and

(2)    file with the Securities and Exchange Commission any solicitation by the Eligible Stockholder of stockholders of the Corporation relating to the annual general meeting at which the Stockholder Nominee will be nominated.

In addition, on the date on which an Eligible Stockholder delivers a nomination pursuant to this Section 13, any Qualifying Fund whose stock ownership is counted for purposes of qualifying as an Eligible Stockholder must provide to the Secretary of the Corporation documentation reasonably satisfactory to the Board of Directors that demonstrates that the funds included within the Qualifying Fund satisfy the definition thereof.

In order to be considered timely, all information required by this paragraph (f) to be provided to the Corporation must be supplemented, by delivery to the Secretary of the Corporation, to disclose such information (1) as of the record date for the applicable annual general meeting and (2) as of the date that is no earlier than ten (10) days prior to such annual general meeting. Any supplemental information delivered pursuant to clause (1) of the preceding sentence must be delivered to the Secretary of the Corporation no later than ten (10) days following the record date for the applicable annual general meeting, and any supplemental information delivered pursuant to clause (2) of the preceding sentence must be delivered to the Secretary of the Corporation no later than the fifth day before the applicable annual general meeting. For the avoidance of doubt, the requirement to update and supplement such information shall not permit any Eligible Stockholder (or any Constituent Holder) or other person to change or add any proposed Stockholder Nominee or be deemed to cure any defects or limit the remedies (including without limitation under these By-laws) available to the Corporation relating to any defect.

(g)    The Eligible Stockholder may provide to the Secretary of the Corporation, at the time the information required by this Section 13 is originally provided, a written statement for inclusion in the Corporation’s proxy statement for the annual general meeting, not to exceed five hundred (500) words, in support of the candidacy of each such Eligible Stockholder’s Stockholder Nominee (the “Statement”). Notwithstanding anything to the contrary contained in this Section 13, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is materially false or misleading, omits to state any material fact, or would violate any applicable law or regulation.

(h)    On the date on which an Eligible Stockholder delivers a nomination pursuant to this Section 13, each Stockholder Nominee must:

(A)    provide to the Corporation an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee (which form shall be provided by the Corporation reasonably promptly upon written request of a Stockholder), that such Stockholder Nominee consents to being named in the Corporation’s proxy statement and form of proxy card (and will not agree to be named in any other person’s proxy statement or form of proxy card with respect to the applicable annual general meeting of the Corporation) as a nominee and to serving as a director of the Corporation if elected;

(B)    provide the information with respect to a Stockholder Nominee that would be required to be submitted pursuant to Section 2 of Article II of these By-laws for director nominations;

(C)    complete, sign and submit all questionnaires, representations and agreements (including confidentiality agreements) required by these By-laws or of the Corporation’s directors generally;

(D)    provide a written representation and agreement (in the form provided by the Secretary of the Corporation upon written request) that such Stockholder Nominee (1) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such Stockholder Nominee’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (3) will abide by the requirements of the Corporate Governance Guidelines, Business Conduct Policy and any other policies generally applicable to the Corporation’s directors (including confidentiality requirements); and

(E)    provide such additional information as necessary to permit the Board of Directors to determine if such Stockholder Nominee:

(1)    is independent under the listing standards of each principal U.S. exchange upon which the Common Stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors;

(2)    has any direct or indirect relationship with the Corporation;

(3)    would, by serving on the Board of Directors, violate or cause the Corporation to be in violation of these By-laws, the rules and listing standards of the principal U.S. exchange upon which the Common Stock of the Corporation is listed or any applicable law, rule or regulation; and

(4)    is or has been subject to any event specified in Item 401(f) of Regulation S-K (or successor rule) of the Securities and Exchange Commission.

In the event that any information or communications provided by the Eligible Stockholder (or any Constituent Holder) or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder (or any Constituent Holder) or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood for the avoidance of doubt that providing any such notification shall not be deemed to cure any such defect or limit the remedies (including without limitation under these By-laws) available to the Corporation relating to any such defect.

(i)    Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual general meeting of stockholders but either (A) withdraws from or becomes ineligible or unavailable for election at that annual general meeting (other than by reason of such Stockholder Nominee’s disability or other health reason), or (B) does not receive at least twenty-five percent (25%) of the votes cast in favor of his or her election, will be ineligible to be a Stockholder Nominee pursuant to this Section 13 for (x) such particular annual general meeting and (y) the next two annual general meetings.

(j)    The Corporation shall not be required to include, pursuant to this Section 13, a Stockholder Nominee in its proxy materials for any annual general meeting of Stockholders, or, if the proxy statement already has been filed, to permit a vote with respect to the election of a Stockholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Corporation:

(A)    who is not independent under the listing standards of the principal U.S. exchange upon which the Common Stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, who does not meet the audit committee independence requirements under the rules of any stock exchange on which the Corporation’s Common Stock are traded and applicable securities laws, who is not a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule), who is not an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (or any successor provision), in each of the foregoing cases as determined by the Board of Directors in its sole discretion;

(B)    whose service as a member of the Board of Directors would violate or cause the Corporation to be in violation of these By-laws, the rules and listing standards of the principal U.S. exchange upon which the Common Stock of the Corporation is traded, or any applicable law, rule or regulation;

(C)    who is or has been, within the past three (3) years, an employee, officer or director of, or otherwise affiliated with, a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914;

(D)    who is or has been a named subject of a pending criminal proceeding (excluding non-criminal traffic violations) or has been convicted in such a criminal proceeding within the past ten (10) years, or who is or has been a named subject of any legal, regulatory or self-regulatory proceeding, action or settlement as a result of which the service of such Stockholder Nominee on the Board of Directors would result in any restrictions on the ability of any of the Corporation or its affiliates to conduct business in any jurisdiction;

(E)    who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act;

(F)    who shall have provided information to the Corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors or any committee thereof, in each of the foregoing cases as determined by the Board of Directors in its sole discretion;

(G)    who otherwise breaches or fails to comply in any material respect with its obligations pursuant to this Section 13 or any agreement, representation or undertaking required by these By-laws; or

(H)    was proposed by an Eligible Stockholder who ceases to be an Eligible Stockholder for any reason, including but not limited to not owning the Proxy Access Request Required Shares through the date of the applicable annual general meeting.

In addition, if any Constituent Holder (i) shall have provided information to the Corporation in respect of a nomination under this Section 13 that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors or any committee thereof, in each of the foregoing cases as determined by the Board of Directors in its sole discretion or (ii) otherwise breaches or fails to comply in any material respect with its obligations pursuant to this Section 13 or any agreement, representation or undertaking required by these By-laws, the Voting Stock owned by such Constituent Holder shall be excluded from the Proxy Access Request Required Shares and, if as a result the Eligible Stockholder no longer meets the requirements as such, all of the applicable Eligible Stockholder’s Stockholder Nominees shall be excluded from the Corporation’s proxy statement for the applicable annual general meeting of stockholder, if such proxy statement has not been filed, and, in any case, all of such stockholder’s Stockholder Nominees shall be ineligible to be nominated at such annual general meeting.

Notwithstanding anything contained herein to the contrary, no Stockholder Nominee shall be eligible to serve as a Stockholder Nominee in any of the next two (2) successive annual general meetings following an act or omission specified in clause (F) or (G) of this paragraph (j) by such person, in each case as determined by the Board of Directors or any committee thereof in its sole discretion. In addition, no person who has submitted materials as a purported Eligible Stockholder (or Constituent Holder) under this Section 13, or any of its affiliates or associates, shall be eligible to be an Eligible Stockholder (or Constituent Holder) in any of the next two (2) successive annual general meetings following a nomination proposed under this Section 13 if, in connection therewith, such purported Eligible Stockholder (or such Constituent Holder) shall have provided information to the Corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, or shall have otherwise materially breached or failed to comply with its obligations pursuant to this Section 13 or any agreement, representation or undertaking required by these By-laws, in each case as determined by the Board of Directors or any committee thereof in its sole discretion.

ARTICLE III

BOARD OF DIRECTORS

1.    NUMBER AND TERM. At all times prior to the end of the Corporation’s fiscal year ending September 30, 2022, the number of directors that shall constitute the Whole Board shall be not more than eleven (11) directors. Subject to foregoing and the Certificate of Incorporation, the number of directors that constitute the Whole Board shall be fixed exclusively by resolution adopted by a majority of the Whole Board from time to time. Each director shall be elected to serve for a term that expires at the next regular annual meeting of the stockholders and when a successor is elected and has qualified, or at the time of the earlier death, resignation, removal or disqualification of the director. Directors need not be stockholders.

2.    CHAIRMAN; VICE CHAIRMAN. There shall be a Chairman of the Board of Directors and a Vice Chairman of the Board of Directors, who shall each be chosen by the Board of Directors from among the directors. The Chairman and the Vice Chairman of the Board of Directors shall have the respective powers and duties set forth below, and shall also have such other powers and duties as from time to time may be conferred by the Board of Directors.

(a) CHAIRMAN. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board of Directors, shall, in consultation with the Vice Chairman of the Board of Directors, determine the agenda, schedule and meeting materials for meetings of the Board of Directors and guide Board discussions and facilitate discussions between the Board of Directors and management; and interact with analysts, investors, employees and other key constituents. The Chairman of the Board of Directors shall keep the Vice Chairman of the Board of Directors informed, and shall consult with the Vice Chairman of the Board of Directors, as to material internal and external discussions the Chairman of the Board of Directors has, and material developments the Chairman of the Board of Directors learns, about the Corporation and the Board of Directors.

(b) VICE CHAIRMAN. The Vice Chairman of the Board of Directors shall consult with, advise and assist the Chairman of the Board of Directors in the performance of the duties of the Chairman of the Board of Directors. The Vice Chairman of the Board of Directors shall provide input on the agenda, schedules and meeting materials for meetings with the Board of Directors; assist in guiding board discussions and in consultation with the Chairman of the Board of Directors, facilitate communication between the Board of Directors and management; and in consultation with the Chairman of the Board of Directors, interact with analysts, investors, employees and other key constituents. The Vice Chairman of the Board of Directors shall perform the duties of the Chairman of the Board of Directors in the absence or at the request of the Chairman of the Board of Directors. The Vice Chairman of the Board of Directors shall keep the Chairman of the Board of Directors informed, and shall consult with the Chairman of the Board of Directors, as to material internal and external discussions the Vice Chairman of the Board of Directors has and material developments the Vice Chairman of the Board of Directors learns, about the Corporation and the Board of Directors.

The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors at which he or she is present. If the Chairman of the Board of Directors is not present at a meeting of the Board of Directors, the Vice Chairman of the Board of Directors shall preside. If the Chairman and the Vice Chairman of the Board of Directors are not present, the Chief Executive Officer (if the Chief Executive Officer is a director and is not also the Chairman or Vice Chairman of the Board of Directors) shall preside at such meeting, and, if the Chief Executive Officer is not present at such meeting or is not a director, a majority of the directors present at such meeting shall elect one (1) of their members to preside.

3.    RESIGNATION AND VACANCIES. Any director or member of a committee may resign at any time. Such resignation shall be made to the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the Secretary of the Corporation, in writing or by electronic transmission, and, except as otherwise provided in Article II, Section 8 herein with respect to any director nominee in any uncontested director election that receives a greater number of votes “against” his or her election than votes “for” his or her election, (a) shall take effect at the time specified therein and if no time is specified, at the time of its receipt and the acceptance of a resignation shall not be necessary to make it effective unless otherwise expressly provided in the resignation. Vacancies (whether by death, resignation, disqualification, removal or other cause) and newly created directorships resulting from any increase in the authorized number of directors shall be filled in accordance with the Certificate of Incorporation. Any director elected to fill a vacancy or newly created directorship shall hold office until the next regular annual meeting of the stockholders and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, disqualification or removal.

4.    REMOVAL. Directors of the Corporation may be removed in the manner provided in the Certificate of Incorporation and applicable law.

5.    COMMITTEES. The Board of Directors may designate one or more committees, each committee to consist of one or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member or the Board of Directors to act at the committee meeting in the place of the absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (b) adopting, amending or repealing any By-law of the Corporation. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein, by a resolution of the Board of Directors designating such committee, or required by law. Adequate provision shall be made for notice to members of all meetings; unless otherwise provided in such a resolution, at least a majority of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present at a meeting of the committee at which a quorum is present.

6.    MEETINGS. Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by resolution of the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the Chief Executive Officer or by the Secretary of the Corporation if directed by the Board of Directors and shall be called by them on the written request of any two (2) directors. Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived by mailing notice not less than five (5) days before the meeting or by sending notice by guaranteed overnight carrier not less than forty-eight (48) hours before the meeting or by telephoning, hand delivering, telegraphing, faxing, e-mailing or sending by similar form of telecommunication notice or electronic transmission not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors (whether regular or special), or any committee, by means of conference telephone call or by means of other communications equipment by which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

7.    QUORUM AND VOTING. A majority of the Whole Board shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. The affirmative vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless applicable law, the Certificate of Incorporation or these By-laws shall require the vote of a greater number.

8.    COMPENSATION. Directors shall be entitled to such compensation and fees (including reimbursement of reasonable expenses) for their services as directors or as members of committees as shall be authorized by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

9.    ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee designated by the Board of Directors, may be taken without a meeting, if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

10.    POWERS. The Board of Directors shall have full power to manage the business and affairs of the Corporation; and all powers of the Corporation, except those specifically reserved or granted to the stockholders by statute, the Certificate of Incorporation or these By-laws, are hereby granted to and vested in the Board of Directors.

ARTICLE IV

OFFICERS

1.    OFFICERS. The officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer and a Secretary, all of whom shall be elected by the Board of Directors and shall hold office until their successors are elected and qualified or until their earlier resignation or removal. In addition, the Board of Directors may elect a Chairman and a Vice Chairman of the Board of Directors and such Assistant Secretaries and Assistant Treasurers, as it may deem proper. Except for the Chief Executive Officer, none of the officers of the Corporation need be directors. Two or more offices may be held by the same person. The Chief Executive Officer may serve as Chairman if so elected by the Board of Directors.

2.    OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold office for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

3.    CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the Corporation shall be responsible for the general supervision of the business and affairs of the Corporation and, except as set forth in these By-laws or a resolution of the Board of Directors, of the Corporation’s other officers, and shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors. He may sign, execute and acknowledge, in the name of the Corporation, deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly and exclusively delegated by the Board of Directors, or by these By-laws, to some other officer or agent of the Corporation; and, in general, shall perform all duties incident to the office of Chief Executive Officer, and such other duties as from time to time may be assigned to him by the Board of Directors.

4.    PRESIDENT. The President shall have such powers and shall perform such duties as from time to time shall be assigned to him by the Chief Executive Officer or the Board of Directors.

5.    VICE-PRESIDENTS. Each Vice-President shall have such powers and shall perform such duties as from time to time shall be assigned to him by the Chief Executive Officer or the Board of Directors.

6.    TREASURER. The Treasurer shall provide for the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall collect and deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors.

The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the Chief Executive Officer, taking proper vouchers for such disbursements. He shall render to the Chief Executive Officer and the Board of Directors at meetings of the Board of Directors, or whenever the directors may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board of Directors shall prescribe. In addition, the Treasurer shall have such further powers and perform such other duties incident to the office of Treasurer as from time to time are assigned to him by the Chief Executive Officer or the Board of Directors.

7.    SECRETARY. The Secretary shall be present at and give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any Assistant Secretary or by any person thereunto directed by the Chief Executive Officer, or by the Board of Directors. He shall record all the proceedings of the meetings of the Corporation and of the Board of Directors in books to be kept for such purpose, and shall perform such other duties as may be assigned to him by the Chief Executive Officer or the Board of Directors. He shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors or the Chief Executive Officer, and attest the same. The Secretary shall have such further powers and perform such other duties as prescribed from time to time by the Chief Executive Officer or the Board of Directors.

8.    ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Each Assistant Treasurer and each Assistant Secretary, if any are elected, shall be vested with all the powers and shall perform all the duties of the Treasurer and Secretary, respectively, in the absence or disability of such officer, unless or until the Chief Executive Officer or the Board of Directors shall otherwise determine. Assistant Treasurers and Assistant Secretaries, if any, shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Chief Executive Officer or by the Board of Directors.

9.    REMOVAL AND REMOVAL. Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors. Any officer may resign at any time in the same manner prescribed under Section 3 of Article III of these By-laws.

10.    ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS. Unless otherwise directed by the Board of Directors, the Chief Executive Officer or any officer of the Corporation authorized by the Chief Executive Officer shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

11.    CONTRACTS AND OTHER DOCUMENTS. The Chief Executive Officer and the Secretary, or such other officer or officers as may from time to time be authorized by the Board of Directors or any other committee given specific authority in the premises by the Board of Directors during the intervals between the meetings of the Board of Directors, shall have power to sign and execute on behalf of the Corporation deeds, conveyances and contracts, and any and all other documents requiring execution by the Corporation.

12.    DELEGATION OF DUTIES. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provisions of these By-Laws.

13.    VACANCIES. The Board of Directors shall have the power to fill vacancies occurring in any office.

ARTICLE V

GENERAL PROVISIONS

1.    CERTIFICATES OF STOCK. The stock of the Corporation shall be represented by certificates unless the Board of Directors shall by resolution in accordance with applicable law provide that some or all of any class or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock in the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board of Directors or the Vice Chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number and class of shares of stock of the Corporation owned by such holder. Any or all of the signatures on the certificate may be a facsimile. The Board of Directors shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.

2.    SHARES WITHOUT CERTIFICATES. If the Board of Directors chooses to issue shares of stock without certificates, the Corporation, if required by the Delaware General Corporation Law, shall, within a reasonable time after the issue or transfer of shares without certificates, send the stockholder a written statement of the information required by the Delaware General Corporation Law. The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

3.    LOST CERTIFICATES. Unless otherwise provided by the Certificate of Incorporation, a new certificate of stock or uncertificated shares may be issued in the place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, destroyed or mutilated, and (in the case of any certificate alleged to be lost, stolen or destroyed) the Board of Directors may, in its discretion, require the owner thereof or his legal representatives, to give the Corporation a bond, in such sum as the Board of Directors may direct, sufficient to indemnify the Corporation against any claim that may be made against it with respect to any such certificate, prior to the issuance of any new certificate.

4.    TRANSFER OF SHARES. Shares of stock of the Corporation shall be transferable upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, upon surrender to the Corporation by delivery thereof (to the extend evidenced by a physical stock certificate) to the person in charge of the stock and transfer books and ledgers. Certificates representing such shares, if any, shall be cancelled and new certificates, if the shares are to be certificated, shall thereupon be issued. Shares of capital stock of the Corporation that are not represented by a certificate shall be transferred in accordance with applicable law. A record shall be made of each transfer. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented, both the transferor and transferee request the

Corporation to do so. The Board of Directors shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

5.    STOCKHOLDER RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which, unless otherwise required by law, shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any such other action. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to an adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

6.    REGISTERED STOCKHOLDERS. Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock or notification to the Corporation of the transfer of uncertificated shares with a request to record the transfer of such share or shares, the Corporation may treat the registered owner of such share or shares as the person entitled to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner of such share or shares. To the fullest extent permitted by law, the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

7.    DIVIDENDS. Subject to the provisions of law and the provisions of the Certificate of Incorporation or any resolution or resolutions adopted by the Board of Directors pursuant to authority expressly vested in it by the Certificate of Incorporation and Section 151 of the Delaware General Corporation Law, the Board of Directors may, to the fullest extent permitted by law, declare dividends upon the capital stock of the Corporation. Before declaring any dividend there may be set apart out of any funds of the Corporation legally available for dividends, such sum or sums as the Board of Directors from time to time in its discretion deem proper for working capital, future capital needs or as a reserve fund to meet contingencies or for such other purposes as the Board of Directors shall deem appropriate or in the interests of the Corporation.

8.    SEAL. The Board of Directors may provide a suitable seal, containing the name of the Corporation and the words “CORPORATE SEAL DELAWARE”. Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

9.    FACSIMILE SIGNATURES. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

10.    RELIANCE UPON BOOKS, REPORTS AND RECORDS. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements made to the Corporation by any of its officers, or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

11.    FISCAL YEAR. The fiscal year of the Corporation shall end on the Friday nearest September 30 in each year, and shall be subject to change, by resolution of the Board of Directors.

12.    CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall be determined from time to time by resolution of the Board of Directors.

13.    NOTICE AND WAIVER OF NOTICE. Except as otherwise provided in this Section 13, whenever any notice is required to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if deposited in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise required by law.

Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation or these By-laws, a waiver thereof in writing, or by telegraph, fax or similar form of telecommunication or electronic transmission, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business nor the purpose of any meeting needs to be specified in such a waiver. Attendance at any meeting (in person or by remote communication) shall constitute waiver of notice except attendance for the sole purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

14.    TIME PERIODS. In applying any provision of these By-laws which requires that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

15.    SECTION HEADINGS. Section headings in these By-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

16.    INCONSISTENT PROVISIONS. In the event that any provision of these By-laws is or becomes inconsistent with any provision of the Certificate of Incorporation, the Delaware General Corporation Law or any other applicable law, such provision of these By-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE VI

AMENDMENTS

The Board of Directors is authorized to make, repeal, alter, amend change, add to and rescind, in whole or in part, these By-laws without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation. Notwithstanding any other provisions of these By-laws or any provision of law which might otherwise permit a lesser vote of the stockholders, any amendment, alteration, rescission or repeal of these By-laws (including, without limitation, this Article VI) or adoption of any provision inconsistent herewith by our stockholders shall require the affirmative vote of the holders of at least seventy-five percent (75%) in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class.

ARTICLE VII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or an officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent trustee or representative or in any other capacity while serving as a director, officer, employee, agent trustee or representative, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in this Article with respect to proceedings to enforce rights to indemnification and “advancement of expenses” (as defined below) or with respect to any compulsory counterclaim brought by such indemnitee, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

In addition to the right to indemnification conferred in this Article, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in appearing at, participating in or defending any such proceeding in advance of its final disposition or in connection with a proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Article (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires or in the case of an advance made in a proceeding brought to establish or enforce a right to indemnification or advancement, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified or entitled to advancement for such expenses under this Article or otherwise. If a claim under this

Article is not paid in full by the Corporation within sixty (60) days after a written claim for indemnification has been received by the Corporation, and in the case of a claim for an advancement of expenses, within twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or to obtain advancement of expenses, as applicable. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

The provision of indemnification to or the advancement of expenses and costs to any indemnitee under this Article, or the entitlement of any indemnitee to indemnification or advancement of expenses and costs under this Article, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such indemnitee in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any indemnitee seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such indemnitee’s capacity as an officer, director, employee or agent of the Corporation and as to action in any other capacity.

Given that certain jointly indemnifiable claims (as defined below) may arise due to the service of the indemnitee as a director of the Corporation at the request of the indemnitee-related entities (as defined below), the Corporation shall be fully and primarily responsible for the payment to the indemnitee in respect of indemnification or advancement of expenses in connection with any such jointly indemnifiable claims, pursuant to and in accordance with the terms of this Article, irrespective of any right of recovery the indemnitee may have from the indemnitee-related entities. Under no circumstance shall the Corporation be entitled to any right of subrogation or contribution by the indemnitee-related entities and no right of advancement or recovery the indemnitee may have from the indemnitee-related entities shall reduce or otherwise alter the rights of the indemnitee or the obligations of the Corporation hereunder. In the event that any of the indemnitee-related entities shall make any payment to the indemnitee in respect of indemnification or advancement of expenses with respect to any jointly indemnifiable claim, the indemnitee-related entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee against the Corporation, and the indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the indemnitee-related entities effectively to bring suit to enforce such rights. Each of the indemnitee-related entities shall be third-party beneficiaries with respect to this paragraph of this Article, entitled to enforce this paragraph of this Article.

For purposes of this Article, the following terms shall have the following meanings: The term “indemnitee-related entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Corporation or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise for which the indemnitee has agreed, on behalf of the Corporation or at the Corporation’s request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described herein) from whom an indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Corporation may also have an indemnification or advancement obligation.

The term “jointly indemnifiable claims” shall be broadly construed and shall include, without limitation, any action, suit or proceeding for which the indemnitee shall be entitled to indemnification or advancement of expenses from both the indemnitee-related entities and the Corporation pursuant to Delaware law, any agreement or certificate of incorporation, by-laws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Corporation or the indemnitee-related entities, as applicable.

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

The rights conferred upon indemnitees in this Article shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

[●], 2019